UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2017

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2017, Cleantech Solutions International, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with certain accredited investors pursuant to which the investors purchased an aggregate of 290,000 shares (the “Shares”) of the Company’s common stock at a purchase price of $3.00 per share. Pursuant to the SPA, the investors have piggyback registration rights until 90 calendar days after the Shares are salable under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in the event that the Company proposes to file a registration statement under the Securities Act with respect to an offering of the Company’s securities. The SPA also contains customary representations, warranties, and covenants, including covenants relating to public reporting.

The foregoing descriptions of the SPA do not purport to be complete and are qualified in its entirety by reference to the complete text of such SPA, which are incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act, pursuant Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K on June 7, 2017, the board of directors (the “Board’) of the Company approved the appointment of Parkson Yip as Chief Operating Officer of the Company, effective June 3, 2017.

In connection with Mr. Yip’s appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Yip on June 19, 2017, the terms of which became effective immediately. Pursuant to the Agreement, Mr. Yip will receive an annual base salary of $150,000 and a sign-on bonus of $19,250 upon signing the Agreement. Mr. Yip’s annual salary will be reviewed annually by the compensation committee of the Board (the “Committee”) and may be changed in the sole direction of the Committee.

The term of the Agreement is effective as of June 19, 2017 and will end on May 31, 2018 (the “Initial Term”). After the Initial Term, Mr. Yip’s employment will continue on a month-to-month basis with each additional term (each, an “Extension”) ending on the last day of the calendar month unless either party provides the other party with 30 days’ notice of non-renewal prior to the expiration of an Extension.

Prior to the expiration of the Initial Term or an Extension, the Agreement can be terminated by the Company with or without cause or upon Mr. Yip’s death or disability. “Cause,” as defined in the Agreement, includes, but is not limited to: (i) repeated failure or refusal to follow instructions from the Board or the Company’s Chief Executive Officer, provided that such instructions are reasonable, specific, lawful and consistent with Mr. Yip’s duties set forth in the Agreement, (ii) willful neglect or material breach of duty, (iii) breach of confidentiality, non-compete and non-solicitation provisions under the Agreement, (iv) breach of trust for personal gain or benefit, (v) fraudulent or dishonest conduct and (vi) conviction of felony and certain other crimes. The Company may also terminate the Agreement without cause upon 30 days’ written notice. In addition, upon the Company’s material breach, Mr. Yip has the right to terminate the Agreement by providing 10 days’ written notice.

If the Agreement is terminated by the Company without cause or by Mr. Yip upon the Company’s material breach, the Company shall pay Mr. Yip severance in the amount equal to one month’s salary. Upon termination for any other reason set forth in the Agreement, the Company is only obligated to pay Mr. Yip any unpaid base salary and any unreimbursed expenses incurred up to the termination.

The Agreement includes a confidentiality provision that lasts perpetually and also a non-competition and non-solicitation provision during Mr. Yip’s employment and for a period of one year following termination.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated June 14, 2017

99.1	Employment Agreement, dated as of June 19, 2017, by and between the Company and Parkson Yip

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2017	Cleantech Solutions International, Inc.

By:	/s/Jianhua Wu
Jianhua Wu
Chief Executive Officer

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